                         Ex.99.1
Katapult Announces Fourth Quarter 2022 Financial Results

March 9, 2023

PLANO, Texas, March 9, 2023 (GLOBE NEWSWIRE) -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the fourth quarter ended December 31, 2022.

Orlando Zayas, CEO of Katapult said, “I am proud that our team successfully executed against the strategic investment roadmap that we shared in early 2022, highlighted by new technology, such as enhancing our mobile app with a new feature called Katapult PayTM, our one-time use virtual card technology that makes lease purchasing simple and intuitive for our customers. The early success of these investments is reflected in our fourth quarter results with a return to growth in gross originations of 1.5% year-over-year, despite a challenging macro backdrop for consumers and retailers. As we look forward into 2023, we remain passionate about creating relationships with more customers and deepening our engagement by introducing new access points like our mobile app to drive top line growth and profitability.”

Fourth Quarter 2022 Financial and Operational Highlights:

•Gross originations of $59.8 million increased by $0.9 million, or 1.5% year-over-year, the first positive inflection since the third quarter of 2021. December 2022 gross originations increased by mid-teen’s year- over-year
•Total revenue of $48.8 million decreased by $24.5 million, or 33.4% compared to the prior year period. Of the total $24.5 million decrease, $9.0 million was a result of our adoption of ASC 842 as of January 1, 2022
•Added 21 new direct merchants in the fourth quarter of 2022, bringing our total direct merchant adds to 113 for fiscal year 2022
•Added 7 merchants to Katapult PayTM, a new feature on our mobile app, including Home Depot and Wayfair, for a total of 18 merchants added for the full year. While still in its early stages, the Company originated over 12,000 leases totaling over $8 million of gross originations with Katapult PayTM since its launch in the third quarter of 2022 through December 31, 2022
•Initiated process to further right-size expense and headcount base that is expected to result in significant reductions in cash operating expenses in 2023
•Impairment charges as a percentage of gross originations in the fourth quarter of 2022 were 8.8%, reflecting a sequential improvement from 10.1% in the third quarter of 2022
•Achieved continued high customer satisfaction with a Net Promoter Score of 56 as of December 31, 2022
•More than 50% of gross originations for the fourth quarter of 2022 came from repeat customers (customers who have originated more than one lease with Katapult over their lifetime)
•Ended the year with $65.4 million of unrestricted cash on the balance sheet

Fourth Quarter 2022 Results

Gross originations for the fourth quarter were $59.8 million, a 1.5% increase from the prior year period, that was predominately driven by growth within our existing merchant base coupled with a full quarter of activity related to our mobile app featuring Katapult Pay™. The Company recorded fourth quarter revenue of $48.8 million, which decreased $24.5 million as compared to the prior year period. $9.0 million of this decrease was directly attributable to our adoption of ASC 842 as of January 1, 2022.

Net loss was $14.4 million for the fourth quarter of 2022, including a $0.6 million revaluation gain related to our warrants. Adjusted net loss1 was $13.4 million for the fourth quarter of 2022 compared to an adjusted net loss1 of $4.8 million in the prior year period. Adjusted EBITDA1 was a loss of $5.0 million for the fourth quarter of 2022 compared
1 Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information

                         Ex.99.1
to an Adjusted EBITDA1 loss of $1.3 million in the prior year period, reflecting lower revenue trends and higher expenses related to strategic investments for growth.

Liquidity

On March 6, 2023, the Company reached an agreement with its lender to amend its revolving line of credit and term loan facility (“Credit Facilities”), to extend the maturity date and optimize utilization ratios, which will create a more efficient capital structure and result in overall interest expense savings.

In addition to extending the maturity of the Credit Facilities to June 4, 2025, the amendment provides the following:

Revolving Line of Credit

•Reduced the revolving line of credit commitment to $75 million
•Increased the spread above the benchmark rate to 8.5% from 7.5%

Term Loan

•Paid down $25 million outstanding principal
•The spread above the benchmark rate remains at 8%
•Issued warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.01 per share which vest 6 months after closing
•Subject to the occurrence of certain events under the warrant agreement, on December 5, 2023 warrants may be issued to purchase an additional 2,000,000 shares of common stock at an exercise price of $0.01 per share; exercisable 3 months after issuance

In addition, the benchmark rate was converted from LIBOR to SOFR plus the applicable credit adjustment spread.

The above description of the amendments to the Credit Facilities and warrant agreement is a summary and is qualified in its entirety by reference to the entire text of the Credit Facilities and warrant agreement, which will be filed with our Annual Report on Form 10-K.

Full Year and First Quarter 2023 Business Outlook

The Company continues to navigate uncertainty in the macro-environment related to inflation, consumer spending and a challenging labor market. As a result, the Company is not providing financial guidance at this time.

The Company is however, providing 2023 commentary as follows:

•The Company expects consumer spending headwinds to persist in 2023. Historically, lease-to-own solutions benefit from periods of shrinking prime credit availability, creating a counter-cyclical hedge against a challenging macro-environment

•The Company expects to see year-over-year gross originations growth continue into 2023. The Company also expects sequential improvement in the second half of 2023 compared to the first half of 2023 as the Company sees the full year benefit of new merchants through direct integrations as well as on our mobile app featuring Katapult PayTM

•Entering 2023, the Company believes the credit quality of our portfolio should continue to improve based on the advancement and ongoing development of our risk modeling, quality of the new merchants onboarded, as well as the engagement and quality of the consumers attracted to our mobile app featuring Katapult PayTM

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•The Company expects the impact of expense reductions initiated in the fourth quarter of 2022 to reduce our total operating expenses by more than 10% for the full year 2023. Excluding underwriting fees and servicing costs which are variable and non-cash stock-based compensation expense, we expect fixed cash operating expenses to decrease by more than 20% for the full year 2023. The expense reduction efforts encompassed all areas of spending, including company-wide headcount reductions. The first quarter of 2023 will be a transition quarter as one-time severance expenses offset the overall expense reductions

•For full year 2023, the Company expects to achieve year-over-year improvement in Adjusted EBITDA as a result of gross origination improvement and reduced operating expenses

•Through early March, gross originations have increased year-over-year continuing the positive trend from Q4 and in line with our expectations, driven by merchants with direct integration and the Company’s 2022 strategic investments in technology, such as the mobile app featuring Katapult PayTM

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Thursday, March 9, 2023, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at http://ir.katapultholdings.com/.

The conference call will be broadcast live in listen-only mode on the Company’s Investor page https://edge.media-server.com/mmc/p/iahe4xs8. Interested parties may access dial information for the call by registering via this website at https://register.vevent.com/register/BI7f6cf4652fff4c3392e434d08cf6a0d8

An archive of the webcast will be available for one year on the website at https://ir.katapultholdings.com/news-events/investor-calendar

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative, mobile app featuring Katapult PayTM, consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our business outlook, our ability to weather the macroeconomic headwinds and our momentum in building volume opportunities in our addressable market and the benefits from the mobile app featuring Katapult PayTM. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, launching new product offerings, new brands and expanding

                         Ex.99.1
information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; adoption and success of our new mobile application featuring, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp. (the “Merger”); risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic and its effect on Katapult’s business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; ability to service our indebtedness; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the Annual Report on Form 10-K that Katapult intends to file with the SEC for the year ended December 31, 2022.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: Gross Originations, Total Revenue, Unearned Revenue and Gross Profit.

Gross Originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross Originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

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Total revenue represents the summation of rental revenue and other revenue. Unearned revenue represents the Company’s liability for cash received from customers prior to the related revenue being earned. Katapult measures these metrics to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers. In connection with the adoption of ASU No. 2016-02, Leases (Topic 842), as amended (“ASC 842”), effective January 1, 2022, Katapult recognizes revenue from customers (rental revenue) when the revenue is earned and the cash is collected. Accordingly, the Company no longer records rental revenue arising from lease payments earned but not yet collected nor any corresponding bad debt expense, nor discloses bad debt recoveries in its periodic reports starting in the first quarter of 2022.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net (loss) income before interest expense and other fees, interest income, change in fair value of warrant liability, (benefit) provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger.

Adjusted net (loss) income is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.

Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating the Company’s performance because these measures:

• Are widely used to measure a company’s operating performance;

• Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and

• Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating

                         Ex.99.1
performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net (loss) income, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

ASC 842 Adoption

The Company was required to adopt ASC 842 relating to lessor accounting, effective January 1, 2022. The Company's lease-to-own agreements, which comprise the majority of the Company’s revenue, fall within the scope of ASC 842 and are impacted by this change. As a result of the adoption, the Company now recognizes revenue from customers when revenue is earned and cash is collected instead of on an accrual basis, which it has done historically. The Company has adopted ASC 842 using the transition method, which permits the Company to not apply ASC 842 for comparative periods in the year of adoption. The Company has not recast or restated 2021 or prior periods to conform to ASC 842. The adoption of ASC 842 is reflected in the Company’s financial statements and related notes and periodic reports filed with the SEC beginning with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

For illustrative purposes only, the Company is disclosing total revenue, bad debt expense (net of recoveries) and income (loss) before provision for income taxes for each quarter during the years ended December 31, 2021 and 2020, respectively, as if the lessor accounting impacts of ASC 842 were in effect for these periods. “Total revenue”, “bad debt expense (net of recoveries)” and “income before provision for income taxes” for 2021 and 2020 are supplemental disclosures that are not calculated in accordance with GAAP in place during these periods.

Management believes the supplemental information showing the impact of ASC 842 for 2021 and 2020 provides relevant and useful information for users of the Company’s financial statements, as it provides comparability with the financial results the Company reported in 2022 when ASC 842 became effective and the Company recognized revenue from customers when the revenue is earned and cash is collected. Upon adoption, the Company no longer records accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts..

Contacts

Katapult Vice President of Investor Relations
Bill Wright
917-750-0346
bill.wright@katapult.com

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KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
Rental revenue	$47,904	$73,261	$207,979	$302,794
Other revenue	944	38	4,126	319
Total revenue	48,848	73,299	212,105	303,113
Cost of revenue	39,740	51,969	171,119	214,124
Gross profit	9,108	21,330	40,986	88,989
Operating expenses:
Servicing costs	975	1,386	4,337	4,737
Underwriting fees	498	476	1,828	1,876
Professional and consulting fees	3,037	1,853	11,281	5,987
Technology and data analytics	2,103	2,173	9,389	8,196
Bad debt expense	—	9,450	—	28,299
Compensation costs	6,491	3,131	25,090	26,943
General and administrative	3,435	4,038	14,167	11,294
Total operating expenses	16,539	22,507	66,092	87,332
(Loss) income from operations	(7,431)	(1,177)	(25,106)	1,657
Interest expense and other fees	(8,385)	(4,023)	(19,998)	(16,485)
Interest income	521	—	744	—
Change in fair value of warrant liability	646	12,413	6,439	36,573
(Loss) income before provision for income taxes	(14,649)	7,213	(37,921)	21,745
Benefit (provision) for income taxes	222	266	50	(539)
Net (loss) income and comprehensive (loss) income	$(14,427)	$7,479	$(37,871)	$21,206
Net (loss) income per share:
Basic	$(0.15)	$0.08	$(0.39)	$0.31
Diluted	$(0.15)	$0.07	$(0.39)	$0.26
Weighted average shares used in computing net (loss) income per share:
Basic	98,489,858	97,511,610	98,241,965	68,502,092
Diluted	98,489,858	106,661,294	98,241,965	80,573,218

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KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$65,430	$92,494
Restricted cash	4,411	3,937
Accounts receivable, net of allowance for doubtful accounts of $6,248 at December 31, 2021	—	2,007
Property held for lease, net of accumulated depreciation and impairment	50,278	61,752
Prepaid expenses and other current assets	8,515	4,249
Total current assets	128,634	164,439
Property and equipment, net	557	576
Security deposits	91	91
Capitalized software and intangible assets, net	1,847	1,056
Right-of-use assets	772	—
Total assets	$131,901	$166,162
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,264	$2,029
Accrued liabilities	14,532	11,959
Revolving line of credit	—	—
Term loan	25,000	—
Unearned revenue	1,552	2,135
Lease liabilities	382	—
Total current liabilities	42,730	16,123
Revolving line of credit	57,639	61,238
Term loan	23,057	40,661
Other liabilities	902	7,341
Lease liabilities, non-current	445	—
Total liabilities	124,773	125,363
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 98,585,563 and 97,574,171 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	83,794	77,632
Accumulated deficit	(76,676)	(36,843)
Total stockholders' equity	7,128	40,799
Total liabilities and stockholders' equity	$131,901	$166,162

                         Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(37,871)	$21,206
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	116,329	143,993
Net book value of property buyouts	30,505	45,589
Impairment expense	17,216	14,566
Bad debt expense	—	28,299
Change in fair value of warrant liability	(6,439)	(36,573)
Stock-based compensation	6,439	13,020
Amortization of debt discount	5,275	2,701
Amortization of debt issuance costs	361	357
Accrued PIK interest	2,121	1,547
Amortization of right-of-use assets	367	—
Change in operating assets and liabilities:
Accounts receivable	—	(28,670)
Property held for lease	(151,843)	(198,841)
Prepaid expenses and other current assets	(4,266)	(3,847)
Accounts payable	(765)	344
Accrued liabilities	2,719	(1,008)
Lease liabilities	(413)	—
Unearned revenues	(583)	(517)
Net cash (used in) provided by operating activities	(20,848)	2,166
Cash flows from investing activities:
Purchases of property and equipment	(168)	(384)
Additions to capitalized software	(1,337)	(1,052)
Net cash used in investing activities	(1,505)	(1,436)
Cash flows from financing activities:
Principal repayments on revolving line of credit	(22,477)	(20,471)
Proceeds from revolving line of credit	18,517	7,036
Proceeds from exercise of stock options	67	678
Repurchases of restricted stock	(344)	—
PIPE proceeds	—	150,000
Merger financing, net of redemptions	—	251,109
Consideration paid to selling shareholders	—	(329,560)
Transaction cost paid	—	(32,688)
Net cash (used in) provided by financing activities	(4,237)	26,104
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,590)	26,834
Cash, cash equivalents and restricted cash at beginning of period	96,431	69,597

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Cash, cash equivalents and restricted cash at end of period	$69,841	$96,431

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,032	$11,628
Cash paid for taxes	$446	$416
Right-of-use assets obtained in exchange for operating lease liabilities	$1,139	$—
Cash paid for operating leases	$511	$—
Exchange of redeemable convertible preferred shares	$—	$49,894
Assumed warrant liability in connection with Merger	$—	$44,272
Exercise of common stock warrant accounted for as a liability	$—	$13,102
Transaction costs included in other assets	$—	$846

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Gross Profit	2022	2021	2022	2021
Total revenue	$48,848	$73,299	$212,105	$303,113
Cost of revenue	39,740	51,969	171,119	214,124
Gross profit	9,108	21,330	40,986	88,989
Less:
Servicing costs	975	1,386	4,337	4,737
Underwriting fees	498	476	1,828	1,876
Bad debt expense	—	9,450	—	28,299
Adjusted gross profit	$7,635	$10,018	$34,821	$54,077

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	Three Months Ended December 31,		Years Ended December 31,
Adjusted EBITDA	2022	2021	2022	2021
Net (loss) income	$(14,427)	$7,479	$(37,871)	$21,206
Add back:
Interest expense and other fees	8,385	4,023	19,998	16,485
Interest income	(521)	—	(744)	—
Change in fair value of warrant liability	(646)	(12,413)	(6,439)	(36,573)
(Benefit) provision for income taxes	(222)	(266)	(50)	539
Depreciation and amortization on property and equipment and capitalized software	227	104	733	321
Impairment of leased assets	558	(401)	1,235	(1,490)
Stock-based compensation expense (1)	1,686	159	6,439	13,476
Transaction costs associated with merger (2)	—	—	—	3,350
Adjusted EBITDA	$(4,960)	$(1,315)	$(16,699)	$17,314

(1) Includes $0.5 million of employer payroll taxes in 2021.
(2) Consists of non-capitalizable transaction cost associated with the Merger.

	Three Months Ended December 31,		Years Ended December 31,
Adjusted Net (Loss) Income	2022	2021	2022	2021
Net (loss) income	$(14,427)	$7,479	$(37,871)	$21,206
Add back:
Change in fair value of warrant liability	(646)	(12,413)	(6,439)	(36,573)
Stock-based compensation expense (1)	1,686	159	6,439	13,476
Transaction costs associated with merger (2)	—	—	—	3,350
Adjusted Net (Loss) Income	$(13,387)	$(4,775)	$(37,871)	$1,459

(1) Includes $0.5 million of employer payroll taxes in 2021.
(2) Consists of non-capitalizable transaction cost associated with the Merger.

CERTAIN KEY PERFORMANCE METRICS

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Total revenue	$48,848	$73,299	$212,105	$303,113

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KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1

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KATAPULT HOLDINGS, INC
IMPACT OF ADOPTION OF ASC 842
FOR ILLUSTRATIVE PURPOSES ONLY
(UNAUDITED)

	Three Months Ended				Three Months Ended
	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
As Reported:
Total revenue	$73,299	$71,710	$77,469	$80,635	$73,358	$71,194	$60,014	$42,634
Bad debt expense (net of recoveries)	9,450	5,936	8,026	4,887	6,450	3,931	2,548	3,134
Income before provision for income taxes	$7,213	$14,548	$(9,931)	$9,915	$3,996	$10,073	$5,199	$3,749

Non-GAAP Results:
Total revenue under ASC 842	$64,253	$66,277	$69,472	$77,558	$67,060	$67,410	$59,721	$39,428
Bad debt expense (net of recoveries) under ASC 842	—	—	—	—	—	—	—	—
Income before provision for income taxes under ASC 842	$7,617	$15,051	$(9,902)	$11,725	$4,149	$10,220	$7,454	$3,677

*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.